Exhibit 99.1

Coeptis Therapeutics Granted Continued Listing from Nasdaq Hearings Panel to Regain Compliance with Nasdaq Listing Requirements

WEXFORD, PA., September 19, 2024 -- - Coeptis Therapeutics Holdings, Inc. (Nasdaq: COEP) (the "Company" or "Coeptis"), a biopharmaceutical company developing innovative cell therapy platforms for cancer, autoimmune, and infectious diseases, announced today that it has received a notification letter from the Nasdaq Hearings Panel (the “Panel") granting its request for continued listing on The Nasdaq Stock Market (“Nasdaq”) through January 15, 2025, subject to the Company demonstrating compliance with Nasdaq Listing Rule 5550(a)(2).

As previously disclosed, on January 29, 2024, the Company received a letter from the Listing Qualifications Staff of Nasdaq indicating that, based upon the closing bid price of the Company’s common stock, for the last 30 consecutive business days, the Company was not in compliance with the requirement to maintain a minimum bid price of $1.00 per share (the “Minimum Bid Price Requirement”) for continued listing as set forth in Nasdaq Listing Rule 5550(a)(2) (the “Original Notice”). At that time, the Company was provided a compliance period of 180 calendar days from the date of the Original Notice, or until July 29, 2024, to regain compliance with the Minimum Bid Price Requirement, pursuant to Nasdaq Listing Rule 5810(c)(3)(A).

On September 12th, Coeptis presented a plan before the Panel to address the minimum bid price requirement, including its intent to implement a reverse stock split. The Panel issued its decision on September 17th with the extension granted.

“We are pleased with the decision from Nasdaq to grant us our extension,” said Dave Mehalick President and Chief Executive Officer of Coeptis. “We look forward to regaining and maintaining compliance with Nasdaq’s continued listing requirements and continuing to focus on our goal of improving patient outcomes.”

About Coeptis Therapeutics Holdings, Inc.

Coeptis Therapeutics Holdings, Inc., together with its subsidiaries including Coeptis Therapeutics, Inc. and Coeptis Pharmaceuticals, Inc., (collectively "Coeptis"), is a biopharmaceutical company developing innovative cell therapy platforms for cancer, autoimmune, and infectious diseases that have the potential to disrupt conventional treatment paradigms and improve patient outcomes. Coeptis' product portfolio and rights are highlighted by assets licensed from Deverra Therapeutics, including an allogeneic cellular immunotherapy platform and DVX201, a clinical-stage, unmodified natural killer cell therapy technology. Additionally, Coeptis is developing a universal, multi-antigen CAR T technology licensed from the University of Pittsburgh (SNAP-CAR), and the GEAR cell therapy and companion diagnostic platforms, which Coeptis is developing with VyGen-Bio and leading medical researchers at the Karolinska Institutet. Coeptis' business model is designed around maximizing the value of its current product portfolio and rights through in-license agreements, out-license agreements and co-development relationships, as well as entering into strategic partnerships to expand its product rights and offerings, specifically those targeting cancer and infectious diseases. The Company is headquartered in Wexford, PA. For more information on Coeptis visit https://coeptistx.com/.

Cautionary Note Regarding Forward-Looking Statements

This press release and statements of our management made in connection therewith contain or may contain "forward-looking statements" (as defined in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended). Forward-looking statements include statements concerning our plans, objectives, goals, strategies, future events or performance, and underlying assumptions, and other statements that are other than statements of historical facts. When we use words such as "may," "will," "intend," "should," "believe," "expect," "anticipate," "project," "estimate" or similar expressions that do not relate solely to historical matters, we are making forward-looking statements. Forward-looking statements are not a guarantee of future performance and involve significant risks and uncertainties that may cause the actual results to differ materially and perhaps substantially from our expectations discussed in the forward-looking statements. Factors that may cause such differences include but are not limited to: (1) the inability to maintain the listing of the Company's securities on the Nasdaq Capital Market; (2) the inability to recognize the anticipated benefits of the Deverra licensed assets, which may be affected by, among other things, competition, the ability of the Company to grow and manage growth economically and hire and retain key employees; (3) the risks that the Company's products in development or the newly-licensed assets fail clinical trials or are not approved by the U.S. Food and Drug Administration or other applicable regulatory authorities; (4) costs related to ongoing asset development including the Deverra licensed assets and pursuing the contemplated asset development paths; (5) changes in applicable laws or regulations; (6) the possibility that the Company may be adversely affected by other economic, business, and/or competitive factors; and (7) the impact of the global COVID-19 pandemic on any of the foregoing risks and other risks and uncertainties identified in the Company's filings with the Securities and Exchange Commission (the "SEC"). The foregoing list of factors is not exclusive. All forward-looking statements are subject to significant uncertainties and risks including, but not limited, to those risks contained or to be contained in reports and other filings filed by the Company with the SEC. For these reasons, among others, investors are cautioned not to place undue reliance upon any forward-looking statements in this press release. Additional factors are discussed in the Company's filings made or to be made with the SEC, which are available for review at www.sec.gov. We undertake no obligation to publicly revise these forward-looking statements to reflect events or circumstances that arise after the date hereof unless required by applicable laws, regulations, or rules.

Contacts

Coeptis Therapeutics, Inc.

IR@coeptistx.com

800-478-8070